Exhibit 99.1

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

Highlights:

•	Third-quarter 2011 GAAP earnings per diluted share of $0.83 more than tripled from the third quarter of 2010

•	Third-quarter 2011 non-GAAP earnings per diluted share of $0.51 grew nearly 16% from $0.44 in the third quarter of 2010

•	Third-quarter 2011 net sales of $2.7 billion increased nearly 8% compared to the third quarter of 2010

•	Third-quarter 2011 operating cash flow of $303.7 million increased by $91.7 million, or 43%, compared to the third quarter of 2010

CHICAGO, November 2, 2011 – R.R. Donnelley & Sons Company (NASDAQ: RRD) today reported third-quarter net earnings attributable to common shareholders of $158.0 million, or $0.83 per diluted share, on net sales of $2.7 billion compared to $53.3 million, or $0.25 per diluted share, on net sales of $2.5 billion in the third quarter of 2010. The third-quarter net earnings attributable to common shareholders included the recognition of previously unrecognized income tax benefits ($77.4 million, non-cash) as well as pre-tax charges for restructuring ($23.6 million) and impairment ($10.6 million, non-cash), a loss on debt extinguishment ($1.3 million), and acquisition-related expenses ($0.7 million) totaling $36.2 million, compared to pre-tax charges for restructuring ($20.2 million) and impairment ($28.5 million, non-cash) and acquisition-related expenses ($2.6 million) totaling $51.3 million in 2010. Additional details regarding the nature of these charges and the tax benefit are included in the attached schedules.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $98.0 million, or $0.51 per diluted share, in the third quarter of 2011 compared to $92.5 million, or $0.44 per diluted share, in the third quarter of 2010. Third-quarter non-GAAP net earnings attributable to common shareholders exclude the recognition of previously unrecognized tax benefits and the loss on debt extinguishment in the third quarter of 2011, and restructuring and impairment charges and acquisition expenses in both years. For non-GAAP comparison purposes, the effective tax rate decreased to 24.1% in the third quarter of 2011 from 35.7% in the third quarter of 2010, primarily due to certain state tax matters. A reconciliation of GAAP net earnings attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached tables.

“We continue to have success in the marketplace, winning new work and expanding customer relationships. Given the challenging global economic environment and sluggish financial markets activity, we are pleased with our results,” said Thomas J. Quinlan III, RR Donnelley’s

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

President and Chief Executive Officer. “Despite these headwinds, we generated more than $300 million of operating cash flow in the quarter, an increase of over $90 million from last year’s third quarter. Our strong and stable cash flow funds our debt payments and our $1.04 per share annual dividend, while allowing us to reinvest in the business and prudently manage our capital structure. Execution of our previously announced accelerated share repurchase continued throughout the quarter, and we look forward to providing an update on the overall repurchase program in the coming months.”

Quinlan continued, “In addition to expanding customer relationships, we continued to enhance the capabilities offered by our CustomPoint Solutions Group with the acquisition of Sequence Personal. The addition of these capabilities reflects our continued commitment to serve the evolving needs of our customers, particularly with innovative content creation, management and delivery solutions.”

Business Review

The Company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The Company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.7 billion, up $195.2 million, or 7.8%, from the third quarter of 2010, including the impact of acquisitions. Pro forma for acquisitions, net sales grew by $40.7 million, or 1.5%, from the third quarter of 2010, driven by a $26.8 million (101 basis points) increase from favorable changes in foreign exchange rates, as well as volume growth in certain product offerings. Gross margin of 23.4% in the third quarter of 2011 compared to 23.7% in the third quarter of 2010 as pricing pressure was mostly offset by productivity improvements, a higher recovery on print-related by-products and lower variable compensation expense. SG&A expense as a percentage of net sales in the third quarter of 2011 increased to 11.1% from 10.5% in the third quarter of 2010 primarily due to the acquisition of Bowne and higher pension and other benefits-related expenses, partially offset by lower variable compensation expense. Operating earnings were negatively impacted by restructuring and impairment charges and acquisition expenses of $34.9 million in the third quarter of 2011 and $51.3 million in the third quarter of 2010, resulting in operating income of $156.8 million in 2011 and $148.7 million in 2010. Operating margin was 5.8% in 2011 and 6.0% in 2010.

Excluding restructuring and impairment charges and acquisition expenses, non-GAAP operating margin declined to 7.1% in the third quarter of 2011 from 8.0% in the third quarter of 2010. Pricing pressure more than offset continued productivity improvements, lower variable compensation expense and a higher recovery on print-related by-products.

Segments

Net sales for the U.S. Print and Related Services segment increased 6.3% from the third quarter of 2010 to $2.0 billion primarily due to the acquisition of Bowne and volume increases in commercial print and logistics, partially offset by volume declines in books and directories and continued pricing pressure across the segment. Pro forma for acquisitions, net sales in the segment decreased 0.4%. The segment’s operating income, which was negatively impacted by charges for restructuring and impairment of $28.1 million in the third quarter of 2011 and $18.5 million in the third quarter of 2010, improved to $169.3 million in the third quarter of 2011 from $168.3 million in the third quarter of 2010. Excluding the restructuring and impairment charges,

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

the segment’s non-GAAP operating margin of 10.0% in the third quarter of 2011 was flat compared to the third quarter of 2010, as productivity improvements, lower variable compensation expense, a higher recovery on print-related by-products and volume increases in logistics and commercial print were offset by the volume declines in books and directories and continued pricing pressure across the segment.

Net sales for the International segment increased 12.3% from the third quarter of 2010 to $703.9 million, including increased sales due to the acquisition of Bowne. Pro forma for acquisitions, net sales grew by $49.2 million, or 7.5%, as changes in foreign exchange rates ($26.8 million or 409 basis points) and increased volume more than offset the impact of continued pricing pressure. The segment’s operating income, which was negatively impacted by charges for restructuring of $4.6 million in the third quarter of 2011 and charges for restructuring and impairment of $29.6 million in the third quarter of 2010, improved to $36.7 million in the third quarter of 2011 from $23.5 million in the third quarter of 2010. Excluding the restructuring and impairment charges, the segment’s non-GAAP operating margin declined to 5.9% in the third quarter of 2011 from 8.5% in the third quarter of 2010 as pricing pressure, an unfavorable impact from changes in foreign exchange rates (primarily due to export sales from certain operations) as well as wage and other inflation in certain countries were only partially offset by lower variable compensation expense.

Unallocated Corporate operating expenses increased to $49.2 million in the third quarter of 2011 as compared to $43.1 million in the third quarter of 2010. Excluding restructuring and impairment charges of $1.5 million and acquisition expenses of $0.7 million in the third quarter of 2011 and restructuring charges of $0.6 million and acquisition expenses of $2.6 million in the third quarter of 2010, unallocated Corporate operating expenses increased $7.1 million to $47.0 million in the third quarter of 2011. Higher pension and other benefits-related expenses and an increase in information technology spending driven by recent acquisitions were partially offset by a reduction in variable compensation expense.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its third-quarter results today, Wednesday, November 2, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 847.413.9014, confirmation number 30805349. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 9850121#.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. Founded more than 147 years ago, the Company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the Company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing products and services to leading clients in virtually every private and public sector.

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Contact Information
Media:	Investors:
Doug Fitzgerald	Dave Gardella
EVP, Communications	SVP, Investor Relations
630.322.6830	312.326.8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; our ability to access unsecured debt in the capital markets and the reliability of the participants to our contractual lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers’ financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Balance Sheets

As of September 30, 2011 and December 31, 2010

(UNAUDITED)

(In millions, except per share data)

	September 30, 2011	December 31, 2010
Assets
Current Assets
Cash and cash equivalents	$368.1	$519.1
Receivables, less allowance for doubtful accounts	2,041.1	1,922.9
Income taxes receivable	49.8	49.3
Inventories	571.8	560.6
Prepaid expenses and other current assets	152.1	115.4

Total Current Assets	3,182.9	3,167.3

Property, plant and equipment - net	1,930.1	2,138.7
Goodwill	2,629.5	2,526.8
Other intangible assets - net	696.0	775.0
Other noncurrent assets	467.4	475.4

Total Assets	$8,905.9	$9,083.2

Liabilities
Current Liabilities
Accounts payable	$1,024.0	$939.8
Accrued liabilities	832.4	902.2
Short-term and current portion of long-term debt	519.0	131.4

Total Current Liabilities	2,375.4	1,973.4

Long-term debt	3,420.2	3,398.6
Pension liability	521.1	533.0
Postretirement benefit obligations	220.5	287.4
Deferred income taxes	181.8	174.5
Other noncurrent liabilities	363.0	470.9

Total Liabilities	7,082.0	6,837.8

Equity

Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2011 and 2010
Additional paid-in capital	2,785.7	2,907.0
Retained earnings	717.9	670.2
Accumulated other comprehensive loss	(474.1)	(490.4)
Treasury stock, at cost, 55.2 shares in 2011 (2010 - 36.4 shares)	(1,528.9)	(1,166.2)

Total RR Donnelley shareholders’ equity	1,804.3	2,224.3
Noncontrolling interests	19.6	21.1

Total Equity	1,823.9	2,245.4

Total Liabilities and Equity	$8,905.9	$9,083.2

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2011 and 2010

(In millions, except per share data)

(UNAUDITED)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2011 GAAP	ADJUSTMENTS TO NON-GAAP	2011 NON- GAAP	2010 GAAP	ADJUSTMENTS TO NON-GAAP	2010 NON- GAAP	2011 GAAP	ADJUSTMENTS TO NON-GAAP	2011 NON- GAAP	2010 GAAP	ADJUSTMENTS TO NON-GAAP	2010 NON- GAAP
Net sales
Products	$2,364.9	$—	$2,364.9	$2,213.8	$—	$2,213.8	$6,988.2	$—	$6,988.2	$6,542.1	$—	$6,542.1
Services	318.4	—	318.4	274.3	—	274.3	902.0	—	902.0	769.7	—	769.7

Total net sales	2,683.3	—	2,683.3	2,488.1	—	2,488.1	7,890.2	—	7,890.2	7,311.8	—	7,311.8

Products cost of sales (exclusive of depreciation and amortization shown below)	1,830.4	—	1,830.4	1,694.1	—	1,694.1	5,334.4	—	5,334.4	4,991.0	—	4,991.0
Services cost of sales (exclusive of depreciation and amortization shown below)	225.9	—	225.9	204.6	—	204.6	659.7	—	659.7	569.0	—	569.0
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	296.9	(0.7)	296.2	261.7	(2.6)	259.1	933.1	(2.0)	931.1	803.4	(7.9)	795.5
Restructuring and impairment charges	34.2	(34.2)	—	48.7	(48.7)	—	160.7	(160.7)	—	74.9	(74.9)	—
Depreciation and amortization	139.1	—	139.1	130.3	—	130.3	420.0	—	420.0	403.7	—	403.7

Total operating expenses	2,526.5	(34.9)	2,491.6	2,339.4	(51.3)	2,288.1	7,507.9	(162.7)	7,345.2	6,842.0	(82.8)	6,759.2

Income from operations	156.8	34.9	191.7	148.7	51.3	200.0	382.3	162.7	545.0	469.8	82.8	552.6

Interest expense—net	62.9	—	62.9	57.6	—	57.6	182.1	—	182.1	166.1	—	166.1
Investment and other income (expense)—net	1.3	—	1.3	0.7	—	0.7	11.1	(9.8)	1.3	(9.1)	8.9	(0.2)
Loss on debt extinguishment	(1.3)	1.3	—	—	—	—	(69.9)	69.9	—	—	—	—

Earnings before income taxes	93.9	36.2	130.1	91.8	51.3	143.1	141.4	222.8	364.2	294.6	91.7	386.3

Income tax expense (benefit)	(64.8)	96.2	31.4	39.0	12.1	51.1	(64.1)	154.7	90.6	103.6	21.3	124.9

Net earnings	158.7	(60.0)	98.7	52.8	39.2	92.0	205.5	68.1	273.6	191.0	70.4	261.4

Less: Income (loss) attributable to noncontrolling interests	0.7	—	0.7	(0.5)	—	(0.5)	1.4	—	1.4	(3.7)	3.6	(0.1)

Net earnings attributable to common shareholders	$158.0	$(60.0)	$98.0	$53.3	$39.2	$92.5	$204.1	$68.1	$272.2	$194.7	$66.8	$261.5

Earnings per share attributable to common shareholders:
Basic net earnings per share	$0.84		$0.52	$0.26		$0.45	$1.03		$1.38	$0.94		$1.27
Diluted net earnings per share	$0.83		$0.51	$0.25		$0.44	$1.02		$1.36	$0.93		$1.25
Weighted average common shares outstanding:
Basic	188.1		188.1	206.3		206.3	197.2		197.2	206.1		206.1
Diluted	190.8		190.8	209.9		209.9	199.8		199.8	209.6		209.6

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$156.8	5.8%	$158.0	$0.83	$148.7	6.0%	$53.3	$0.25
Non-GAAP adjustments:
Restructuring and impairment charges (1)	34.2	1.3%	16.7	0.09	48.7	1.9%	36.8	0.18
Acquisition-related expenses (2)	0.7	—	(0.1)	—	2.6	0.1%	2.4	0.01
Losses related to debt extinguishment (3)	—	—	0.8	—	—	—	—	—
Recognition of income tax benefits (4)	—	—	(77.4)	(0.41)	—	—	—	—

Total Non-GAAP adjustments	34.9	1.3%	(60.0)	(0.32)	51.3	2.0%	39.2	0.19

Non-GAAP measures	$191.7	7.1%	$98.0	$0.51	$200.0	8.0%	$92.5	$0.44

(1)	Restructuring and impairment charges (pre-tax): Operating results for the three months ended September 30, 2011 and 2010 were affected by the following restructuring and impairment charges:

	2011	2010
Employee termination costs (a)	$14.2	$3.2
Other charges (b)	9.4	17.0

Total restructuring expense	23.6	20.2
Customer relationships (c)	—	26.9
Other long-lived asset impairment	10.6	1.6

Total impairment charges	10.6	28.5

Total restructuring and impairment charges	$34.2	$48.7

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	includes multi-employer pension plan partial withdrawal charges, lease termination and other facility costs.
(c)	non-cash charges related to the impairment of acquired customer relationship intangible assets in the Global Turnkey Solutions reporting unit within the International segment.
(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(3)	Losses related to debt extinguishment: Pre-tax loss of $1.3 million on the repurchase of $11.6 million of senior notes due February 1, 2019.
(4)	Recognition of income tax benefits: Recognition of previously unrecognized income tax benefits due to the expiration of U.S. federal statutes of limitations for certain years.

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share	Income from operations	Operating margin	Net earnings attributable to common shareholders	Net earnings attributable to common shareholders per diluted share
GAAP basis measures	$382.3	4.8%	$204.1	$1.02	$469.8	6.4%	$194.7	$0.93

Non-GAAP adjustments:
Restructuring and impairment charges (1)	160.7	2.0%	108.8	0.54	74.9	1.1%	55.0	0.26
Acquisition-related expenses (2)	2.0	0.1%	1.1	0.01	7.9	0.1%	7.3	0.04
Gain on Helium investment (3)	—	—	(9.5)	(0.05)	—	—	—	—
Losses related to debt extinguishment (4)	—	—	45.1	0.23	—	—	—	—
Venezuela devaluation (5)	—	—	—	—	—	—	4.5	0.02
Recognition of income tax benefits (6)	—	—	(77.4)	(0.39)	—	—	—	—

Total Non-GAAP adjustments	162.7	2.1%	68.1	0.34	82.8	1.2%	66.8	0.32

Non-GAAP measures	$545.0	6.9%	$272.2	$1.36	$552.6	7.6%	$261.5	$1.25

(1)	Restructuring and impairment charges (pre-tax): Operating results for the nine months ended September 30, 2011 and 2010 were affected by the following restructuring and impairment charges:

	2011	2010
Employee termination costs (a)	$68.2	$18.5
Other charges (b)	49.5	25.4

Total restructuring expense	117.7	43.9
Customer relationships (c)	—	26.9
Other long-lived asset impairment	43.0	4.1

Total impairment charges	43.0	31.0

Total restructuring and impairment charges	$160.7	$74.9

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	includes multi-employer pension plan partial withdrawal charges, lease termination and other facility costs.
(c)	non-cash charges related to the impairment of acquired customer relationship intangible assets in the Global Turnkey Solutions reporting unit within the International segment.
(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with acquisitions completed or contemplated.
(3)	Gain on Helium investment: A pre-tax gain of $9.8 million resulted from the acquisition of Helium, in which the Company previously held an equity investment. The pre-tax gain is net of the Company’s portion of the transaction costs incurred by Helium as a result of the acquisition.
(4)	Losses related to debt extinguishment: Pre-tax loss of $69.9 million on the repurchase of $427.8 million of senior notes due February 1, 2019, January 15, 2017 and May 15, 2015.
(5)	Venezuela devaluation: Currency devaluation in Venezuela resulted in a pre-tax loss of $8.9 million ($8.1 million after-tax) and an increase in loss attributable to noncontrolling interests of $3.6 million.
(6)	Recognition of income tax benefits: Recognition of previously unrecognized income tax benefits due to the expiration of U.S. federal statutes of limitations for certain years.

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended September 30, 2011 and 2010

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Three Months Ended September 30, 2011
Net sales	$1,979.4	$703.9	$—	$2,683.3
Operating expense	1,810.1	667.2	49.2	2,526.5

Operating income (loss)	169.3	36.7	(49.2)	156.8
Operating margin %	8.6%	5.2%	nm	5.8%

Non-GAAP Adjustments
Restructuring charges	17.9	4.6	1.1	23.6
Impairment charges	10.2	—	0.4	10.6
Acquisition-related expenses	—	—	0.7	0.7

Total Non-GAAP adjustments	28.1	4.6	2.2	34.9

Non-GAAP income (loss) from operations	$197.4	$41.3	$(47.0)	$191.7
Non-GAAP operating margin %	10.0%	5.9%	nm	7.1%

Depreciation and amortization	96.3	30.6	12.2	139.1
Capital expenditures	28.4	25.9	11.3	65.6

Three Months Ended September 30, 2010
Net sales	$1,861.4	$626.7	$—	$2,488.1
Operating expense	1,693.1	603.2	43.1	2,339.4

Operating income (loss)	168.3	23.5	(43.1)	148.7
Operating margin %	9.0%	3.7%	nm	6.0%

Non-GAAP Adjustments
Restructuring charges	17.6	2.0	0.6	20.2
Impairment charges	0.9	27.6	—	28.5
Acquisition-related expenses	—	—	2.6	2.6

Total Non-GAAP adjustments	18.5	29.6	3.2	51.3

Non-GAAP income (loss) from operations	$186.8	$53.1	$(39.9)	$200.0
Non-GAAP operating margin %	10.0%	8.5%	nm	8.0%

Depreciation and amortization	94.6	28.2	7.5	130.3
Capital expenditures	24.7	19.1	6.6	50.4

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Nine Months Ended September 30, 2011 and 2010

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated
Nine Months Ended September 30, 2011
Net sales	$5,841.4	$2,048.8	$—	$7,890.2
Operating expense	5,397.4	1,924.4	186.1	7,507.9

Operating income (loss)	444.0	124.4	(186.1)	382.3
Operating margin %	7.6%	6.1%	nm	4.8%

Non-GAAP Adjustments
Restructuring charges	90.7	22.6	4.4	117.7
Impairment charges	40.7	1.0	1.3	43.0
Acquisition-related expenses	—	—	2.0	2.0

Total Non-GAAP adjustments	131.4	23.6	7.7	162.7

Non-GAAP income (loss) from operations	$575.4	$148.0	$(178.4)	$545.0
Non-GAAP operating margin %	9.9%	7.2%	nm	6.9%

Depreciation and amortization	295.1	92.6	32.3	420.0
Capital expenditures	83.8	72.8	37.2	193.8

Nine Months Ended September 30, 2010
Net sales	$5,507.5	$1,804.3	$—	$7,311.8
Operating expense	4,995.9	1,704.4	141.7	6,842.0

Operating income (loss)	511.6	99.9	(141.7)	469.8
Operating margin %	9.3%	5.5%	nm	6.4%

Non-GAAP Adjustments
Restructuring charges	25.0	17.7	1.2	43.9
Impairment charges	2.9	27.9	0.2	31.0
Acquisition-related expenses	—	—	7.9	7.9

Total Non-GAAP adjustments	27.9	45.6	9.3	82.8

Non-GAAP income (loss) from operations	$539.5	$145.5	$(132.4)	$552.6
Non-GAAP operating margin %	9.8%	8.1%	nm	7.6%

Depreciation and amortization	294.3	86.0	23.4	403.7
Capital expenditures	69.3	49.2	26.4	144.9

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

R. R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2011 and 2010

IN MILLIONS

(UNAUDITED)

	2011	2010
Operating Activities

Net earnings	$205.5	$191.0
Adjustment to reconcile net earnings to cash provided by operating activities	439.9	462.2
Changes in operating assets and liabilities	(173.6)	(172.1)

Net cash provided by operating activities	$471.8	$481.1

Net cash used in investing activities	$(304.5)	$(152.3)

Net cash used in financing activities	$(325.8)	$(89.7)

Effect of exchange rate on cash and cash equivalents	7.5	(6.7)

Net (decrease) increase in cash and cash equivalents	$(151.0)	$232.4

Cash and cash equivalents at beginning of period	519.1	499.2

Cash and cash equivalents at end of period	$368.1	$731.6

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Three Months Ended September 30, 2011 and 2010

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended September 30, 2011
U.S. Print and Related Services	$1,979.4	$3.2	$1,982.6
International	703.9	—	703.9

Consolidated	$2,683.3	$3.2	$2,686.5

Three Months Ended September 30, 2010
U.S. Print and Related Services	$1,861.4	$129.7	$1,991.1
International	626.7	28.0	654.7

Consolidated	$2,488.1	$157.7	$2,645.8

Net sales change
U.S. Print and Related Services	6.3%		(0.4%)
International	12.3%		7.5%
Consolidated	7.8%		1.5%

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the quarters ended September 30, 2011 and 2010 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the quarter ended September 30, 2011, the adjustment for net sales of acquired businesses reflects the net sales of Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011) and Genesis Packaging & Design Inc. (acquired September 6, 2011).

For the quarter ended September 30, 2010, the adjustment for net sales of acquired businesses reflects the net sales of Bowne & Co., Inc. (acquired November 24, 2010), Nimblefish Technologies (acquired December 14, 2010), 8touches (acquired December 31, 2010), Journalism Online (acquired March 24, 2011), Helium, Inc. (acquired June 21, 2011), Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011) and Genesis Packaging & Design Inc. (acquired September 6, 2011).

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Nine Months Ended September 30, 2011 and 2010

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Nine Months Ended September 30, 2011
U.S. Print and Related Services	$5,841.4	$15.9	$5,857.3
International	2,048.8	—	2,048.8

Consolidated	$7,890.2	$15.9	$7,906.1

Nine Months Ended September 30, 2010
U.S. Print and Related Services	$5,507.5	$446.0	$5,953.5
International	1,804.3	109.2	1,913.5

Consolidated	$7,311.8	$555.2	$7,867.0

Net sales change
U.S. Print and Related Services	6.1%		(1.6%)
International	13.6%		7.1%
Consolidated	7.9%		0.5%

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the nine months ended September 30, 2011 and 2010 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods.

For the nine months ended September 30, 2011, the adjustment for net sales of acquired businesses reflects the net sales of Journalism Online (acquired March 24, 2011), Helium, Inc. (acquired June 21, 2011), Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011) and Genesis Packaging & Design Inc. (acquired September 6, 2011).

For the nine months ended September 30, 2010, the adjustment for net sales of acquired businesses reflects the net sales of Bowne & Co., Inc. (acquired November 24, 2010), Nimblefish Technologies (acquired December 14, 2010), 8touches (acquired December 31, 2010), Journalism Online (acquired March 24, 2011), Helium, Inc. (acquired June 21, 2011), Sequence Personal LLC (acquired August 15, 2011), LibreDigital, Inc. (acquired August 16, 2011) and Genesis Packaging & Design Inc. (acquired September 6, 2011).

RR DONNELLEY REPORTS THIRD-QUARTER 2011 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of September 30, 2011 and December 31, 2010

$ IN MILLIONS

(UNAUDITED)

	September 30, 2011	December 31, 2010
Total Liquidity (1)
Cash (2)	$368.1	$519.1
Committed Credit Agreement (3)	1,316.2	1,503.0

	1,684.3	2,022.1

Usage
Borrowings under Facility	345.0	120.0

Net Available Liquidity	$1,339.3	$1,902.1

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 87% of the cash as of September 30, 2011 and 85% as of December 31, 2010 was located outside the U.S., most of which is subject to U.S. federal income taxes and local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash is further restricted by local laws.
(3)	$1.75 billion unsecured and committed credit agreement (the “Credit Agreement”) expiring on December 17, 2013. The Credit Agreement contains a financial covenant that limits total debt to four times adjusted EBITDA for the last twelve months as described therein. Based on the results of operations for the twelve months ended September 30, 2011 and existing debt at that date, the incremental amount available under the Credit Agreement at September 30, 2011 is 971.2 million. See the table below for a reconciliation of the stated amount to the incremental availability.

September 30, 2011
Stated amount of Credit Agreement	$1,750.0
Less: availability reduction from covenant	433.8

Total amount available	1,316.2
Less: borrowings under Credit Agreement	345.0

Incremental amount available at September 30, 2011	$971.2